99.1 1Q 2016 Supplemental Information Exhibit 99.2

Company Overview Company Information 3 Current Period Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 7 Capitalization, Interest Expense and Covenants 8 Debt Composition and Maturity Schedule 9 Portfolio Information Investment Activity 10 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 11 Same-Property Performance and NOI 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Leased Rate 14 Key Health System Relationships and In-House Property Management and Leasing 15 Health System Relationship Highlights 16 Financial Statements Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Operations 18 Condensed Consolidated Statements of Cash Flows 19 Reporting Definitions 20 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC. Table of Contents 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings. Since its formation in 2006, HTA has invested $3.7 billion in medical office buildings and other healthcare assets comprising 16.2 million square feet across 29 states. HTA listed on the New York Stock Exchange in June of 2012 and has a consistent track record of generating stockholder returns. HTA invests in key markets with above average growth and healthcare infrastructure that are capable of servicing long-term patient demand. Within each key market, HTA focuses on acquiring medical office buildings on health system campuses, in community-core locations, or near university medical centers. The portfolio consists of medical office buildings that are core-critical, a key part of the integrated delivery of healthcare, and that continue to complement HTA’s institutional asset management and leasing platform. HTA’s business strategy is defined by establishing critical mass within key markets which allows HTA’s asset management and in-house leasing platform to drive earnings growth, capitalize on synergies and maximize expense efficiencies, and build lasting tenant relationships, which is designed to lead to tenant retention, rent growth and long-term value creation across the portfolio. Company Overview Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mark D. Engstrom I Executive Vice President - Acquisitions Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 30170 College Station, Texas 77842-3170 888.801.0107 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 3

Operating • Normalized FFO: Increased 11.7% to $52.1 million, compared to Q1 2015. • Normalized FFO Per Share: $0.40 per diluted share, an increase of $0.03 per diluted share, or 8.1%, compared to Q1 2015. • Normalized FAD: $0.37 per diluted share, or $48.6 million, an increase of $0.02 per diluted share, or 5.7%, compared to Q1 2015. • Same-Property Cash NOI: Increased $1.9 million, or 3.0%, to $64.4 million, compared to Q1 2015. Same-Property rental revenue increased $1.5 million, or 2.1%, to $72.6 million, compared to Q1 2015. Portfolio • Investments: During the quarter, HTA completed investments of $162.0 million (91% leased and approximately 792,000 square feet of GLA) located in our key markets of Charleston and Houston, and in New England where we strategically expanded our presence in New Haven, Connecticut. In addition, subsequent to the quarter-end, HTA completed investments of $204.8 million located in the markets of Hartford, New Haven and Columbus consisting of approximately 659,000 square feet of GLA and 97% leased. The majority of these investments were located on the campuses of, or aligned with, nationally and regionally recognized healthcare systems. • Leasing: During the quarter, HTA entered into new and renewal leases on approximately 254,000 square feet of GLA, or 1.6% of its portfolio. Quarter-to-date, renewal leases included tenant improvements of $1.60 per square foot per year of the lease term and approximately one week of free rent per year of the lease term. Tenant retention for the Same-Property portfolio was 82% by GLA for the quarter. • Leased Rate: At the end of the quarter, the leased rate by GLA was 92.1%, an increase from 91.7% as of Q1 2015. For the Same- Property portfolio the leased rate increased 40 basis points to 92.6% by GLA, compared to Q1 2015. Balance Sheet and Liquidity • Balance Sheet: At the end of the quarter, HTA had total leverage, measured by debt to capitalization, of 30.0% and total liquidity of $562.3 million, including $548.5 million of availability on its unsecured revolving credit facility and $13.8 million of cash and cash equivalents. • Equity Raise: In January 2016, HTA entered into a new equity distribution agreement with respect to its at-the-market offering program (the “ATM”) of common stock with an aggregate sales price of up to $300.0 million. During the quarter, HTA raised approximately $93.2 million from the sale of its common stock under the ATM at an average price of $27.25 per share. In April 2016, HTA issued $242.7 million of common equity comprised of $171.9 million from the sale of shares of common stock in an underwritten public offering at an average price of $28.75 per share, and $70.8 million from the issuance of Class A Units in an acquisition transaction. Company Overview Current Period Highlights 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 4

Company Overview

Financial Highlights
(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q16	4Q15	3Q15	2Q15	1Q15
INCOME ITEMS					
Revenues	$ 107,315	$ 102,049	$ 103,942	$ 99,311	$ 98,520
NOI [(1)(2)]	73,962	71,514	71,021	70,074	67,823
Annualized Adjusted EBITDA [(1)(3)]	279,916	267,476	265,024	267,072	254,684
Normalized FFO [(1)(4)]	52,115	50,737	50,001	48,537	46,645
Normalized FAD [(1)(4)]	48,603	44,889	44,683	44,446	44,306
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.08	$ 0.05	$ 0.07	$ 0.05
Normalized FFO per diluted share	0.40	0.39	0.39	0.38	0.37
Normalized FAD per diluted share	0.37	0.35	0.35	0.35	0.35
Same-Property Cash NOI growth [(5)]	3.0%	3.1%	3.1%	3.0%	3.0%
Fixed charge coverage ratio [(6)]	3.85x	3.84x	3.77x	3.61x	3.56x

	As of				
	1Q16	4Q15	3Q15	2Q15	1Q15
ASSETS					
Gross real estate investments	$ 3,806,206	$ 3,635,612	$ 3,600,705	$ 3,606,922	$ 3,408,576
Total assets [(7)]	3,310,519	3,172,300	3,170,712	3,208,757	3,039,246
CAPITALIZATION					
Total debt [(7)]	$ 1,667,320	$ 1,590,696	$ 1,567,091	$ 1,629,676	$ 1,448,758
Total capitalization [(7)(8)]	5,565,352	5,068,666	4,728,097	4,674,296	4,990,683
Total debt/capitalization [(7)]	30.0%	31.4%	33.1%	34.9%	29.0%

(1) Refer to page 20 for the reporting definitions of NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.

(2) Refer to page 12 for a reconciliation of GAAP Net Income to NOI.

(3) Refer to page 7 for a reconciliation of GAAP Net Income to Annualized Adjusted EBITDA.

(4) Refer to page 7 for a reconciliation of GAAP Net Income Attributable to Common Stockholders to Normalized FFO and FAD.

(5) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.

(6) Calculated as EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.

(7) For the periods 1Q15 through 3Q15, amounts have been adjusted to reflect the retrospective presentation of the early adoption of ASU 2015-03 and 2015-15 as of December 31, 2015.

(8) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 8 for details.

HTA LISTED NYSE

1Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Investments in Real Estate (1) $ 3.7 Total portfolio GLA (2) 16.2 Leased rate 92.1% Same-Property portfolio tenant retention rate (YTD) 82% % of GLA on-campus/aligned 97% % of invested dollars in key markets & top 75 MSAs 91% Investment grade tenants (3) 44% Credit rated tenants (3) 60% Weighted average remaining lease term for all buildings (4) 5.4 Weighted average remaining lease term for single-tenant buildings (4) 7.1 Weighted average remaining lease term for multi-tenant buildings (4) 4.6 Credit ratings (by Moody’s and Standard & Poor’s) Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 13.8 Debt/capitalization 30.0% Weighted average interest rate per annum on portfolio debt (5) 3.21% Building Type Presence in Top MSAs Company Snapshot (as of March 31, 2016) Company Overview 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 6 (1) Amount represented in billions. (2) Amounts represented in millions. (3) Amounts based on annualized base rent. (4) Amounts presented in years. (5) Includes the impact of interest rate swaps. % of Portfolio (based on GLA) % of Portfolio (based on invested dollars)

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA
(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 1Q16	Three Months Ended 1Q15
Net income attributable to common stockholders	$ 9,860	$ 6,804
Depreciation and amortization expense related to investments in real estate	37,521	36,280
FFO attributable to common stockholders	$ 47,381	$ 43,084
Acquisition-related expenses	1,813	1,357
Loss on change in fair value of derivative financial instruments, net	2,792	2,010
Noncontrolling income from partnership units included in diluted shares	145	105
Other normalizing items, net	(16)	89
Normalized FFO attributable to common stockholders	$ 52,115	$ 46,645
Other income	(53)	(15)
Non-cash compensation expense	1,803	1,914
Straight-line rent adjustments, net	(1,451)	(2,019)
Amortization of below and above market leases/leasehold interests and corporate assets, net	740	580
Deferred revenue - tenant improvement related	—	(129)
Amortization of deferred financing costs and debt discount/premium, net	717	939
Recurring capital expenditures, tenant improvements and leasing commissions	(5,268)	(3,609)
Normalized FAD attributable to common stockholders	$ 48,603	$ 44,306
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.05
FFO adjustments per diluted share, net	0.28	0.29
FFO attributable to common stockholders per diluted share	$ 0.36	$ 0.34
Normalized FFO adjustments per diluted share, net	0.04	0.03
Normalized FFO attributable to common stockholders per diluted share	$ 0.40	$ 0.37
Normalized FAD adjustments per diluted share, net	(0.03)	(0.02)
Normalized FAD attributable to common stockholders per diluted share	$ 0.37	$ 0.35
Weighted average diluted common shares outstanding	131,240	127,105

Adjusted EBITDA	Three Months Ended 1Q16
Net income	$ 10,036
Depreciation and amortization expense	37,828
Interest expense and net change in fair value of derivative financial instruments	17,565
EBITDA	$ 65,429
Acquisition-related expenses	1,813
Non-cash compensation expense	1,803
Pro forma impact of acquisitions	950
Other normalizing items, net	(16)
Adjusted EBITDA	69,979
Annualized Adjusted EBITDA	$ 279,916

HTA LISTED NYSE

1Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 7

Capitalization Secured mortgages $ 325,256 Unsecured term loans 455,000 Unsecured senior notes 600,000 Unsecured revolving credit facility 296,000 Deferred financing costs, net (7,963) Discount, net (973) Total debt $ 1,667,320 Stock price (as of March 31, 2016) $ 29.42 Total diluted common shares outstanding 132,496 Equity capitalization $ 3,898,032 Total capitalization $ 5,565,352 Total undepreciated assets $ 4,022,900 Debt/capitalization 30.0% Debt/undepreciated assets 41.4% Debt/annualized adjusted EBITDA ratio 6.0x Equity - 70% Secured debt - 6% Unsecured debt - 24% Financial Information Capitalization, Interest Expense and Covenants (as of March 31, 2016, dollars and shares in thousands, except stock price) 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 8 Interest Expense Covenants Three Months Ended 1Q16 1Q15 Interest related to derivative financial instruments $ 645 $ 555 Loss on change in fair value of derivative financial instruments, net 2,792 2,010 Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments 3,437 2,565 Interest related to debt 14,128 13,804 Total interest expense $ 17,565 $ 16,369 Interest expense excluding net change in fair value of derivative financial instruments $ 14,773 $ 14,359 Bank Loans Required 1Q16 Total leverage 60% 41% Secured leverage 30% 8% Fixed charge coverage 1.50x 3.85x Unencumbered leverage 60% 39% Unencumbered coverage 1.75x 5.76x Senior Notes Required 1Q16 Total leverage 60% 42% Secured leverage 40% 8% Unencumbered asset coverage 150% 244% Interest coverage 1.50x 4.25x

Financial Information Debt Composition and Maturity Schedule (as of March 31, 2016, dollars in thousands) 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 9 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgages Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Total 2016 $ — $ 51,013 $ — $ — $ — $ — $ 51,013 2017 — 116,626 — — — — 116,626 2018 — 14,428 — — — — 14,428 2019 — 9,281 155,000 300,000 — — 464,281 2020 296,000 48,904 — — — — 344,904 Thereafter — 85,004 — — 300,000 300,000 685,004 Subtotal 296,000 325,256 155,000 300,000 300,000 300,000 1,676,256 Deferred financing costs, net — (639) (698) (1,971) (2,306) (2,349) (7,963) Premiums (discounts), net — 2,455 — — (1,682) (1,746) (973) Total $ 296,000 $ 327,072 $ 154,302 $ 298,029 $ 296,012 $ 295,905 $ 1,667,320 Stated rate (3) 1.49% 5.39% 2.14% 1.59% 3.38% 3.70% 3.06% Hedged rate (4) 1.49% 5.67% 2.99% 1.73% 3.38% 3.70% 3.21% Debt Composition (1) Rate does not include the 20 basis points facility fee that is payable on the entire $850 million revolving credit facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the term loan to 2020. (3) The stated rate on the debt instrument as of the end of the period. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule Unsecured Revolving Credit Facility due 2020 Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Secured Mortgages $1,000,000 $750,000 $500,000 $250,000 $0 2016 2017 2018 2019 2020 Thereafter $51,013 $116,626 $14,428 $464,281 $344,904 $685,004 (2) (1)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA Yale One Long Wharf MOB New Haven, CT January 99% $ 73,810 287 Texas MOB Portfolio (7 buildings) Texas (Various) February 86 82,027 483 Charleston MOB Charleston, SC February 100 6,170 22 Total $ 162,007 792 Portfolio Information Investment Activity (as of March 31, 2016, dollars and GLA in thousands) 2016 Acquisitions Annual Investments (1) 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 10 Dispositions Acquisitions $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $82,885 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 (1) Excludes real estate notes receivable. (2) Excludes $9.4 million of additional investments which include the expansion of HTA’s Raleigh Medical Center Campus and a corporate office building in Charleston. $271,510 (2) $35,685 $162,007

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of March 31, 2016, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Southwest	$ 1,142,674	30.6%	4,781	29.4%	$ 102,915	30.5%
Southeast	1,052,494	28.1	4,805	29.6	96,330	28.5
Northeast	959,275	25.6	3,774	23.2	86,346	25.5
Midwest	585,844	15.7	2,886	17.8	52,508	15.5
Total	$ 3,740,287	100%	16,246	100%	$ 338,099	100%

Key Markets and Top 75 MSA Concentration [(1)]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Boston, MA	$ 384,900	10.3%	947	5.8%	$ 30,023	8.9%
Dallas, TX	223,448	6.0	682	4.2	19,189	5.7
Houston, TX	214,385	5.7	961	5.9	22,088	6.5
Phoenix, AZ	189,641	5.1	1,017	6.3	19,023	5.6
Albany, NY	179,253	4.8	880	5.4	16,617	4.9
Greenville, SC	179,070	4.8	965	5.9	17,654	5.2
Miami, FL	173,807	4.6	888	5.5	17,398	5.1
Atlanta, GA	156,743	4.2	663	4.1	13,018	3.9
Indianapolis, IN	155,700	4.1	977	6.0	14,539	4.3
Pittsburgh, PA	148,612	4.0	1,094	6.7	20,194	6.0
Tampa, FL	123,593	3.3	383	2.4	8,808	2.6
Denver, CO	111,700	3.0	371	2.3	8,695	2.6
Raleigh, NC	100,260	2.7	434	2.7	9,624	2.9
White Plains, NY	92,750	2.5	276	1.7	6,858	2.0
Charleston, SC	71,271	1.9	275	1.7	5,401	1.6
Orlando, FL	62,300	1.7	289	1.8	6,038	1.8
Honolulu, HI	47,250	1.2	142	0.9	3,767	1.1
Columbus, OH	46,800	1.2	208	1.3	3,005	0.9
Austin, TX	29,250	0.8	84	0.5	2,085	0.6
	2,690,733	71.9	11,536	71.1	244,024	72.2
Additional Top 75 MSAs	721,478	19.3	3,220	19.8	64,389	19.0
Total Key Markets & Top 75 MSAs	$ 3,412,211	91.2%	14,756	90.9%	$ 308,413	91.2%

(1) Key markets are titled based on HTA's concentration in the respective Metropolitan Statistical Area ("MSA").

HTA LISTED NYSE

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Healthcare Trust of America, Inc. I 11

Portfolio Information

Same-Property Performance and NOI
(as of March 31, 2016, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q16	4Q15	1Q15	$ Change	% Change	$ Change	% Change
Rental revenue	$ 72,637	$ 72,230	$ 71,119	$ 407	0.6%	$ 1,518	2.1%
Tenant recoveries	18,827	17,653	19,802	1,174	6.7	(975)	(4.9)
Total rental income	91,464	89,883	90,921	1,581	1.8	543	0.6
Expenses	27,057	25,598	28,415	1,459	5.7	(1,358)	(4.8)
Same-Property Cash NOI	$ 64,407	$ 64,285	$ 62,506	$ 122	0.2%	$ 1,901	3.0%

	As of		
	1Q16	4Q15	1Q15
Number of buildings	278	278	278
GLA	13,889	13,889	13,869
Leased GLA, end of period	12,866	12,858	12,792
Leased %, end of period	92.6%	92.6%	92.2%

NOI

	Three Months Ended	
	1Q16	1Q15
Net income	$ 10,036	$ 6,942
General and administrative expenses	6,773	6,575
Acquisition-related expenses	1,813	1,357
Depreciation and amortization expense	37,828	36,595
Interest expense and net change in fair value of derivative financial instruments	17,565	16,369
Other income	(53)	(15)
NOI	$ 73,962	$ 67,823
NOI percentage growth	9.1%	
NOI	$ 73,962	$ 67,823
Straight-line rent adjustments, net	(1,451)	(2,019)
Amortization of below and above market leases/leasehold interests, net	433	580
Lease termination fees	(16)	(11)
Cash NOI	$ 72,928	$ 66,373
Non Same-Property Cash NOI	(8,521)	(3,867)
Same-Property Cash NOI	$ 64,407	$ 62,506
Same-Property Cash NOI percentage growth	3.0%	

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Healthcare Trust of America, Inc. I 12

Portfolio Information

Portfolio Diversification by Type and Historical Campus Proximity

(as of March 31, 2016, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	73	17	3,760	23.1%	$ 76,653	22.7%
Multi-tenant	222	25	11,250	69.3	229,381	67.8
Other Healthcare Facilities						
Hospitals	10	4	655	4.0	23,034	6.8
Senior care	9	3	581	3.6	9,031	2.7
Total	314	29	16,246	100%	$ 338,099	100%

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	195	26	9,995	61.5%	$ 216,988	64.2%
Gross-lease	119	16	6,251	38.5	121,111	35.8
Total	314	29	16,246	100%	$ 338,099	100%

Historical Campus Proximity [1]

	As of				
	1Q16	4Q15	3Q15	2Q15	1Q15
Off-campus aligned	27%	27%	27%	26%	25%
On-campus	70	70	70	70	71
On-campus/aligned	97%	97%	97%	96%	96%
Off-campus/non-aligned	3	3	3	4	4
Total	100%	100%	100%	100%	100%

(1) Percentages shown as percent of total GLA.

HTA LISTED NYSE

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Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of March 31, 2016, dollars and GLA in thousands)

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	96	207	1.4%	$ 4,407	1.3%
2016	331	907	6.1	20,170	6.0
2017	412	1,655	11.1	36,541	10.8
2018	362	1,816	12.1	38,123	11.3
2019	290	1,306	8.7	31,559	9.3
2020	268	1,241	8.3	30,075	8.9
2021	267	1,813	12.1	40,079	11.9
2022	139	1,176	7.9	27,382	8.1
2023	83	918	6.1	18,437	5.4
2024	77	1,314	8.8	27,817	8.2
2025	74	449	3.0	9,779	2.9
Thereafter	113	2,158	14.4	53,730	15.9
Total	2,512	14,960	100%	$ 338,099	100%

Historical Leased Rate

	As of				
	1Q16	4Q15	3Q15	2Q15	1Q15
Total portfolio leased rate	92.1%	92.0%	92.0%	91.7%	91.7%
On-campus/aligned leased rate	92.2%	92.1%	92.1%	92.0%	92.0%
Off-campus/non-aligned leased rate	88.3%	88.7%	88.4%	83.1%	84.4%

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Healthcare Trust of America, Inc. I 14

Portfolio Information

Key Health System Relationships and In-House Property Management and Leasing

(as of March 31, 2016, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [1]

Health System	Weighted Average Remaining Lease Term [2]	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Highmark-Allegheny Health Network [3]	6	A-	876	5.9%	$ 16,411	4.9%
Greenville Hospital System	8	A1	761	5.1	14,279	4.2
Hospital Corporation of America	3	BB	390	2.6	9,758	2.9
Tufts Medical Center	11	BBB	252	1.7	9,662	2.9
Community Health Systems (TN)	2	B1	333	2.2	7,733	2.3
Steward Health Care System	11	B2	321	2.2	7,645	2.3
Aurora Health Care	8	A2	277	1.9	6,385	1.9
Boston Medical Center	5	Baa2	87	0.6	4,804	1.4
Rush University Medical Center	4	A1	137	0.9	4,800	1.4
Indiana University Health	3	Aa3	302	2.0	4,411	1.3
Deaconess Health System	8	AA-	261	1.7	4,087	1.2
Boston University	5	A1	74	0.5	4,021	1.2
Mercy Health	11	Aa3	112	0.8	3,471	1.0
Community Health Network (IN)	5	A2	187	1.3	3,453	1.0
Banner Health	3	AA-	137	0.9	3,323	1.0
Diagnostic Clinic (BCBS of FL)	14	A+	117	0.8	3,253	1.0
Capital District Physicians Health Plan	10	NR	205	1.4	3,156	0.9
Total			4,829	32.5%	$ 110,652	32.8%

** Other notable tenant: Forest Park Medical Center ABR $2.8M (0.8%).*

In-House Property Management and Leasing

As of March 31, 2016, HTA's in-house property management and leasing platform operated approximately 15.7 million square feet of GLA, or 97% of HTA's total portfolio.


Key Market
Portfolio Property
HTA Management Office
HTA Regional Headquarter Office
HTA Corporate Office & Regional Headquarter Office

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all health system tenants.
(2) In years.
(3) Credit rating refers to Highmark, Inc. Refer to page 16 for details.

HTA LISTED NYSE

1Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Boston Medical Center (Baa2), located in the historic South End Medical cluster of Boston, Massachusetts, is a private, not-for-profit academic center seeing more than one million patient visits a year. BMC is the primary teaching affiliate for the Boston University’s School of Medicine, and is the busiest trauma and emergency services center in New England. They have initiated a $300 million campus redesign which will include an additional 400,000 SF for inpatient services. As a recognized leader in groundbreaking medical research, BMC received approximately $120 million in 2015 to fund over 500 research and service projects. Community Health Systems, Inc. (B1), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 198 affiliated hospitals in 29 states with approximately 30,000 licensed beds. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (A-), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark is the fourth largest BlueCross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (BB), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 165 hospitals, 115 freestanding surgery centers in 20 states and England employing approximately 204,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Steward Health Care System (B2), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care network, and Steward Home Care. Tenet Healthcare System (B1), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 79 hospitals, over 400 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University Health System Consortium. WellStar Health System (A2), located in Atlanta, Georgia, is a leading not-for-profit health system with over 3,200 beds in the Southeast. Today, the WellStar Health System is comprised of 11 hospitals, eight urgent care centers, 16 satellite diagnostic imaging centers, over 850 medical providers, and over 20,000 employees. With the acquisition of Tenet Healthcare’s five Georgia-based hospitals and a new partnership with West Georgia Health in LaGrange, GA., WellStar becomes the largest health system in Georgia and one of the largest not-for-profit health systems in the country. Portfolio Information Health System Relationship Highlights 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 16

As of 1Q16 4Q15 ASSETS Real estate investments: Land $ 321,021 $ 303,706 Building and improvements 3,038,674 2,901,157 Lease intangibles 446,511 430,749 3,806,206 3,635,612 Accumulated depreciation and amortization (712,381) (676,144) Real estate investments, net 3,093,825 2,959,468 Cash and cash equivalents 13,827 13,070 Restricted cash and escrow deposits 16,687 15,892 Receivables and other assets, net 143,012 141,703 Other intangibles, net 43,168 42,167 Total assets $ 3,310,519 $ 3,172,300 LIABILITIES AND EQUITY Liabilities: Debt $ 1,667,320 $ 1,590,696 Accounts payable and accrued liabilities 85,453 94,933 Derivative financial instruments - interest rate swaps 4,735 2,370 Security deposits, prepaid rent and other liabilities 47,993 46,295 Intangible liabilities, net 31,538 26,611 Total liabilities 1,837,039 1,760,905 Commitments and contingencies Redeemable noncontrolling interests 4,429 4,437 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 130,662,036 and 127,026,839 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively 1,307 1,270 Additional paid-in capital 2,422,138 2,328,806 Cumulative dividends in excess of earnings (979,332) (950,652) Total stockholders’ equity 1,444,113 1,379,424 Noncontrolling interests 24,938 27,534 Total equity 1,469,051 1,406,958 Total liabilities and equity $ 3,310,519 $ 3,172,300 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 17

Three Months Ended 1Q16 1Q15 Revenues: Rental income $ 107,250 $ 98,452 Interest and other operating income 65 68 Total revenues 107,315 98,520 Expenses: Rental 33,353 30,697 General and administrative 6,773 6,575 Acquisition-related 1,813 1,357 Depreciation and amortization 37,828 36,595 Total expenses 79,767 75,224 Income before other income (expense) 27,548 23,296 Interest expense: Interest related to derivative financial instruments (645) (555) Loss on change in fair value of derivative financial instruments, net (2,792) (2,010) Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments (3,437) (2,565) Interest related to debt (14,128) (13,804) Other income 53 15 Net income $ 10,036 $ 6,942 Net income attributable to noncontrolling interests (176) (138) Net income attributable to common stockholders $ 9,860 $ 6,804 Earnings per common share - basic: Net income attributable to common stockholders $ 0.08 $ 0.05 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.08 $ 0.05 Weighted average common shares outstanding: Basic 129,336 125,175 Diluted 131,240 127,105 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 18 Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data)

Three Months Ended 1Q16 1Q15 Cash flows from operating activities: Net income $ 10,036 $ 6,942 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 37,091 35,788 Share-based compensation expense 1,803 1,914 Bad debt expense 92 146 Change in fair value of derivative financial instruments 2,792 2,010 Changes in operating assets and liabilities: Receivables and other assets, net (1,438) (723) Accounts payable and accrued liabilities (10,370) (13,172) Security deposits, prepaid rent and other liabilities 446 4,290 Net cash provided by operating activities 40,452 37,195 Cash flows from investing activities: Investments in real estate (158,686) (35,300) Capital expenditures (8,824) (6,524) Restricted cash, escrow deposits and other assets (799) (321) Net cash used in investing activities (168,309) (42,145) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 166,000 82,000 Payments on unsecured revolving credit facility (88,000) (81,000) Borrowings on unsecured term loans — 65,000 Payments on secured real estate term loan and mortgage loans (1,761) (19,960) Deferred financing costs — (31) Security deposits 729 (17) Proceeds from issuance of common stock 91,757 — Repurchase and cancellation of common stock (1,901) (1,292) Dividends paid (37,473) (36,275) Distributions paid to noncontrolling interest of limited partners (737) (371) Net cash provided by financing activities 128,614 8,054 Net change in cash and cash equivalents 757 3,104 Cash and cash equivalents - beginning of period 13,070 10,413 Cash and cash equivalents - end of period $ 13,827 $ 13,517 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 19

1Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 20 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus: (i) depreciation and amortization; (ii) interest expense and net change in the fair value of derivative financial instruments; (iii) acquisition-related expenses; (iv) non-cash compensation expense; (v) pro forma impact of our acquisitions/dispositions; and (vi) other normalizing items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”):  Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests; and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from the sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”):  NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; and (v) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) corporate depreciation; (iv) straight-line rent adjustments; (v) amortization of below and above market leases/leasehold interests and corporate assets; (vi) deferred revenue - tenant improvement related; (vii) amortization of deferred financing costs and debt premium/discount; and (viii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items, which includes items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus/Non-Aligned:  A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned:  On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.